Exhibit 10.40
FORM OF
THE ADVISORY BOARD COMPANY
AWARD AGREEMENT FOR
INDUCEMENT RESTRICTED STOCK UNITS

(1)
Grant. Pursuant to the provisions of The Advisory Board Company Inducement Stock Incentive Plan for Royall Employees (the “Plan”), you, a Participant, have been granted a Restricted Stock Unit Award of          Restricted Stock Units (“RSUs”). The grant to you of the RSUs is subject to the following provisions, as well as to the Vesting Schedule (the “Vesting Schedule”) and the Standard Terms and Conditions for Restricted Stock Units (the “Standard Terms and Conditions”), copies of which are attached hereto, and the Plan.

(2)
Basic Principles. The initial value of one share of common stock, par value $0.01 per share (“Common Stock”), of The Advisory Board Company (the “Company”) for purposes of determining the value of each RSU is $___. At such time as the RSU becomes payable to you, the award may be settled all or partly in cash or all or partly in ___________ shares of Common Stock, as will be determined in the sole discretion of the Administrator of the Plan at such time. In addition, the award to be paid to you will be subject to applicable Federal, state and local tax withholding. When the RSU becomes payable to you, the resulting compensation will not increase or otherwise affect your benefits under any other benefit program maintained by the Company.

(3)
Vesting Rules. Your ability to receive a payment in respect of an RSU will depend upon the vesting provisions associated with the RSU. Your RSUs will be paid to you as they become vested as set forth below in the Standard Terms and Conditions. Except as specifically set forth in this Agreement, in the event that you terminate employment or are no longer in the service of the Company for any reason, all of your then-unvested RSUs will be forfeited.

Your RSUs will vest pursuant to the Vesting Schedule attached hereto.

By executing this Agreement, you hereby agree that the grant of your RSU award is subject to all the provisions of Plan, the Vesting Schedule, and to the Standard Terms and Conditions. Should you have any questions with respect to this document or the rules pertaining to the RSU, please contact a Company representative.

THE ADVISORY BOARD COMPANY	PARTICIPANT
By:	By:
Name:	Name:
Title:	Address:

THE ADVISORY BOARD COMPANY
STANDARD TERMS AND CONDITIONS FOR
INDUCEMENT RESTRICTED STOCK UNITS
These Standard Terms and Conditions apply to any Award of Restricted Stock Units granted to a Participant under The Advisory Board Company Inducement Stock Incentive Plan for Royall Employees (the “Plan”), which are evidenced by an Award Agreement for Restricted Stock Units or an action of the Administrator that specifically refers to these Standard Terms and Conditions. Certain capitalized terms not otherwise defined herein are defined in the Plan.
1.TERMS OF RESTRICTED STOCK UNITS
THE ADVISORY BOARD COMPANY, a Delaware corporation (the “Company”), has granted to the Participant named in the Restricted Stock Unit Agreement provided to said Participant herewith (the “RSU Agreement”) an award of a number of Restricted Stock Units (the “Award”) specified in the RSU Agreement. Each Restricted Stock Unit represents the right to receive one share of the Company's common stock, $0.01 par value per share (the “Common Stock”), upon the terms and subject to the conditions set forth in the RSU Agreement, including the Vesting Schedule attached thereto (the “Vesting Schedule”), these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the RSU Agreement, any reference to the Company shall, unless the context requires otherwise, include a reference to any Subsidiary.
2.VESTING OF RESTRICTED STOCK UNITS
The Award shall not be vested as of the Grant Date set forth in the RSU Agreement and shall be forfeitable unless and until otherwise vested pursuant to the terms of the RSU Agreement, the Vesting Schedule, and these Standard Terms and Conditions.
After the Grant Date, subject to termination as provided in the Vesting Schedule, these Standard Terms and Conditions or the Plan, or except as otherwise determined or approved by the Administrator, the Award shall become vested as described in the Vesting Schedule with respect to that number of Restricted Stock Units as set forth in the RSU Agreement. Each date on which Restricted Stock Units subject to the Award vest is referred to herein as a “Vesting Date.” For purposes of this Award, the Vesting Date will refer to that date in the Calculation Month that the Company determines whether RSUs have vested. Notwithstanding anything herein or in the RSU Agreement to the contrary, if a Vesting Date is not a business day, the applicable portion of the Award shall vest on the next following business day. Restricted Stock Units granted under the Award that have vested and are no longer subject to forfeiture are referred to herein as “Vested Units.” Restricted Stock Units granted under the Award that are not vested and remain subject to forfeiture are referred to herein as “Unvested Units.” The vesting period of an Award shall be suspended by the Administrator during any period in which the Participant is on an approved leave of absence.
3.SETTLEMENT OF RESTRICTED STOCK UNITS
Each Vested Unit will be settled by the delivery of one share of Common Stock or cash in an amount equivalent to the value of one share of Common Stock (or any combination of cash and Common Stock as may be determined in the sole discretion of the Administrator), subject to adjustment under Section 10 of the Plan, to the Participant or, in the event of the Participant's death, to the Participant's estate, heir or beneficiary, as soon as practicable following the applicable Vesting Date but in no event later than March 15 of the year that immediately follows the end of the Applicable Period; provided that the Participant has satisfied all of the tax withholding obligations described in Section 6 below, and that the Participant has completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the shares of Common Stock and/or cash. The issuance of any shares of Common Stock hereunder may be effected by the issuance of a stock certificate, recording shares on the stock records of the Company or by crediting shares in an account established on the Participant's behalf with a brokerage firm or other custodian, in each case as determined by the Company. Fractional shares will not be issued pursuant to the Award.

Notwithstanding the above, (i) for administrative or other reasons, the Company may from time to time temporarily suspend the issuance of shares of Common Stock in respect of Vested Units, (ii) the Company shall not be obligated to deliver any shares of the Common Stock during any period when the Company determines that the delivery of shares hereunder would violate any federal, state or other applicable laws, (iii) the Company may issue shares of Common Stock hereunder subject to any restrictive legends that, as determined by the Company's counsel, are necessary to comply with securities or other regulatory requirements, and (iv) the date on which shares are issued hereunder may include a delay in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters.
4.RIGHTS AS STOCKHOLDER
Prior to any issuance of shares of Common Stock in settlement of the Award, no shares of Common Stock will be reserved or earmarked for the Participant or the Participant's account nor shall the Participant have any of the rights of a stockholder with respect to such shares. The Participant will not be entitled to any privileges of ownership of the shares of Common Stock (including, without limitation, any voting or dividend rights) underlying Vested Units and/or Unvested Units unless and until shares of Common Stock are actually delivered to the Participant hereunder.
5.RESTRICTIONS ON RESALES OF SHARES
The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued in respect of Vested Units, including without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
6.INCOME TAXES; TAX WITHHOLDING OBLIGATIONS
The Participant will be subject to federal and state income and other tax withholding requirements on a date (generally, the Vesting Date) determined by applicable law (any such date, the “Taxable Date”), based on the Fair Market Value of the shares of Common Stock underlying the Restricted Stock Units that vest on the Vesting Date. The Participant will be solely responsible for the payment of all U.S. federal income and other taxes, including any state, local or non-U.S. income or employment tax obligation that may be related to the Vested Units, including any such taxes that are required to be withheld and paid over to the applicable tax authorities (the “Tax Withholding Obligation”). The Participant will be responsible for the satisfaction of such Tax Withholding Obligation in a manner acceptable to the Company in its sole discretion.
By accepting the Award the Participant agrees that, unless the Company specifies that the Participant must otherwise satisfy any withholding obligations, the Company is authorized to withhold from the shares of Common Stock issuable or cash equivalent value payable to the Participant in respect of Vested Units the whole number of shares or cash equivalent having a value (as determined by the Company consistent with any applicable tax requirements) on the Taxable Date or the first trading day before the Taxable Date sufficient to satisfy the applicable Tax Withholding Obligation. If the withheld shares are not sufficient to satisfy the Participant's Tax Withholding Obligation, the Participant agrees to pay to the Company as soon as practicable any amount of the Tax Withholding Obligation that is not satisfied by the withholding of shares of Common Stock described above.
The Company may refuse to issue any shares of Common Stock to the Participant until the Participant satisfies the Tax Withholding Obligation. The Participant acknowledges that the Company has the right to retain without notice from shares issuable under the Award or from salary or other amounts payable to the Participant, shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.
The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with the Award, regardless of any action the Company takes or any transaction pursuant to this Section 6 with respect to any Tax Withholding Obligations that arise in connection with the Award. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance, vesting or settlement of the Award or the subsequent sale of any of the shares of Common Stock underlying Vested Units. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Participant's tax liability.
7.NON-TRANSFERABILITY OF AWARD
Unless otherwise provided by the Administrator, the Participant may not assign, transfer or pledge the Award, the shares of Common Stock subject thereto or any right or interest therein to anyone other than by will or the laws of descent and distribution. The Company may cancel the Participant's Award if the Participant attempts to assign or transfer it in a manner inconsistent with this Section 7.
8.THE PLAN AND OTHER AGREEMENTS
In addition to these Standard Terms and Conditions, the Award shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. In the event of a conflict between the terms and conditions of these Standard Terms and Conditions and the Plan, the Plan controls.
The RSU Agreement, the Vesting Schedule, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the RSUs. Any other prior agreements, commitments or negotiations concerning the RSUs are superseded. The RSU Agreement, the Vesting Schedule and these Standard Terms and Conditions may, however, be amended by a subsequent agreement between the Company and a Participant that specifically addresses the treatment of the Award.
9.LIMITATION OF INTEREST IN SHARES SUBJECT TO AWARD
Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the RSU Agreement or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in respect of Vested Units.
10.NOT A CONTRACT FOR EMPLOYMENT
Nothing in the Plan, in the RSU Agreement, the Vesting Schedule, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company's employ or service nor limit in any way the Company's right to terminate the Participant's employment or service at any time for any reason.
11.NO LIABILITY OF COMPANY
The Company and any affiliate that is in existence or hereafter comes into existence shall not be liable to the Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by the Participant or other person due to the receipt, vesting or settlement of any Award granted hereunder.
12.NOTICES
All notices, requests, demands and other communications pursuant to these Standard Terms and Conditions shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):
If to the Company to:

The Advisory Board Company
2445 M Street, N.W.
Washington, D.C. 20037
Attention: Administrator of Stock Incentive Plan
If to the Participant, to the address set forth below the Participant's signature on the RSU Agreement.
13.GENERAL
In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.
These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
14.FURTHER ASSURANCES
Participant shall cooperate and take such action as may be reasonably requested by the Company to carry out the provisions and purposes of these Standard Terms and Conditions. Participant acknowledges and agrees that the terms and conditions of this Award, including the performance metrics set forth in the Vesting Schedule are sensitive and proprietary to the Company. The Participant shall not disclose the terms and conditions of this Award to any other person other than to Participant’s legal or tax advisor in connection with obtaining legal or tax advice. Any breach of this provision may result in forfeiture of the Award.
15.ELECTRONIC DELIVERY
The Company may, in its sole discretion, decide to deliver any documents related to any awards granted under the Plan by electronic means or to request the Participant's consent to participate in the Plan by electronic means. By accepting the Award, the Participant consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout the Participant's term of employment or service with the Company and thereafter until withdrawn in writing by the Participant.
16.SECTION 409A COMPLIANCE
Notwithstanding anything in this Agreement to the contrary:

A.
a termination of employment or service shall not be deemed to have occurred for purposes of settlement of any portion of the Award upon or following a termination of employment or service unless such termination is also a "separation from service" within the meaning of Section 409A of the Code and, for purposes of any such provision of the RSU Agreement or these Standard Terms and Conditions, references to a "termination," "termination of employment" or like terms shall mean "separation from service;" and

B.
if Participant is deemed on the date of termination to be a "specified employee" within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to the settlement of any portion of the Award that is considered deferred compensation under Section 409A of the Code payable on account of a "separation from service," such settlement shall occur on the date that is the earlier of (i) the expiration of the six-month period measured from the date of such "separation from service" of the Participant, and (ii) the date of Participant's death.